Exhibit 99.1

Innovex and Dril-Quip Complete Merger, Creating Unique Energy Industrial Platform

Innovex International to Begin Trading on NYSE Under Symbol “INVX” on September 9, 2024

HOUSTON – September 6, 2024 – Dril-Quip, Inc. (NYSE: DRQ) (“Dril-Quip” or the “Company”), a leading developer, manufacturer and provider of highly engineered equipment and services for the global offshore and onshore oil and gas industry, today announced it has completed its previously announced merger with Innovex Downhole Solutions, Inc., a designer and manufacturer of products to support global upstream onshore and offshore activities.

This combined company has assumed the Innovex International, Inc. (“Innovex”) name and will begin trading on the New York Stock Exchange on September 9, 2024, under the ticker symbol “INVX.” In connection with the close of the transaction, Dril-Quip’s common stock ceased trading on the New York Stock Exchange under the ticker symbol “DRQ” as of the close of trading on September 6, 2024.

“We’re thrilled to complete the Innovex and Dril-Quip merger, creating a differentiated business with a curated portfolio of technologies that support our customers throughout the well’s lifecycle. I’d like to thank the employees of our combined company for all they have done to bring us to this milestone. Leveraging our talent and ‘No Barriers’ culture, we will deliver superior growth, cash flow and returns creating value for our employees and our shareholders,” said Adam Anderson, CEO of Innovex International.

About Innovex International

Innovex International, Inc. (NYSE: INVX) is a Houston-based company established in 2024 following the merger of Dril-Quip, Inc. and Innovex Downhole Solutions.

Our comprehensive portfolio extends throughout the lifecycle of the well; and innovative product integration ensures seamless transitions from one well phase to the next, driving efficiency, lowering cost, and reducing the rig site service footprint for the customer.

With locations throughout North America, Latin America, Europe, the Middle East and Asia, no matter where you need us, our team is readily available with technical expertise, conventional and innovative technologies, and ever-present customer service.

Contact Information

Investor Relations:

Erin Fazio, Director of Corporate Finance

erin_fazio@dril-quip.com

Media Relations:

Nichola Alexander, Director of Marketing

nichola.alexander@innovex-inc.com

Cautionary Statement Regarding Forward-Looking Statements

Statements contained herein relating to future operations and financial results or that are otherwise not limited to historical facts are forward-looking statements within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended, including, but not limited to, those related to projections as to the anticipated benefits of the merger, the impact of the merger on Dril-Quip’s and Innovex’s businesses and future financial and operating results, the amount and timing of synergies from the merger, and the combined company’s projected revenues, adjusted

EBITDA and free cash flow, accretion, business and expansion opportunities, plans and amounts of any future dividends or return of capital to shareholders, are based on management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond Dril-Quip’s and Innovex’s control. These factors and risks include, but are not limited to: the impact of actions taken by the Organization of Petroleum Exporting Countries (OPEC) and non-OPEC nations to adjust their production levels, risks related to the proposed transaction, including, the prompt and effective integration of Dril-Quip’s and Innovex’s businesses and the ability to achieve the anticipated synergies and value-creation contemplated by the merger; unanticipated difficulties or expenditures relating to the merger, the response of business partners and retention as a result of the merger; and the diversion of management time on merger related issues, the impact of general economic conditions, including inflation, on economic activity and on Dril-Quip’s and Innovex’s operations, the general volatility of oil and natural gas prices and cyclicality of the oil and gas industry, declines in investor and lender sentiment with respect to, and new capital investments in, the oil and gas industry, project terminations, suspensions or scope adjustments to contracts, uncertainties regarding the effects of new governmental regulations, Dril-Quip’s and Innovex’s international operations, operating risks, the impact of our customers and the global energy sector shifting some of their asset allocation from fossil fuel production to renewable energy resources, and other factors detailed in Dril-Quip’s public filings with the Securities and Exchange Commission (the “SEC”). Investors are cautioned that any such statements are not guarantees of future performance and actual outcomes may vary materially from those indicated.